Exhibit 99.5

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

The Board of Directors

DivX, Inc.

4780 Eastgate Mall

San Diego, California 92121

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 1, 2010, to the Board of Directors of DivX, Inc. (“DivX”) as Annex E to, and to the reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — DivX’s Financial Advisor” and “THE MERGER — Opinion of DivX’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving DivX and Sonic Solutions, which joint proxy statement/prospectus forms a part of Sonic Solutions’ Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Oppenheimer & Co. Inc.
OPPENHEIMER & CO. INC.

July 12, 2010